SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C  20549

                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported):
                             July 20, 1994


                         AMERITECH CORPORATION
        (Exact name of registrant as specified in its charter)

                               Delaware
            (State of other jurisdiction of incorporation)


    1-8612                                        36-3251481
Commission File Number                   IRS Employer ID No.


            30 South Wacker Drive, Chicago, Illinois 60606
               (Address of principal executive offices)

   Registrant's telephone number, including area code: (312)750-5000


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Item 7. Financial Statements and Exhibits


     On July 20 1994, Ameritech Corporation (Ameritech) reported that the second quarter of 1994 was the strongest quarter in the company's history, with revenues and net income setting new records.

     Second-quarter net income grew 14.6 percent to a record $446.6 million, compared with $389.6 million in the second quarter of 1993. Earnings per share increased 12.5 percent to a record 81 cents per share in the second quarter of 1994, up from 72 cents per share in the second quarter of 1993 (adjusted for the December 1993 stock split).

     Revenues for the second quarter of 1994 rose 6.6 percent to a record $3.15 billion, compared with $2.95 billion in second quarter 1993. Revenue growth was fueled by:

o A 48.9 percent increase in cellular customers over a year ago to 1,039,000 customers.

o Solid 7.9 percent growth in network access minutes of use during the second quarter.

o Record access line growth of 3.5 percent to 17.9 million. Business lines grew 6.6 percent, while residence lines were up 2.0 percent over the second quarter of 1993.

     For the first six months of 1994, Ameritech revenues rose 6.8 percent to $6.14 billion, up from $5.75 billion in the first half of 1993. Income before one-time charges rose 13.2 to $823.2 million form $726.9 million, excluding one-time after-tax charges of $332.8 million for work force restructuring in the first quarter of 1994 and $37.3 million for restructuring at Telecom Corporation of New Zealand in the first quarter of 1993. Including one-time charges, net income was $490.4 million in the first half of 1994, compared with $689.6 million in the first half of 1993.

     Earnings per share before one-time charges grew 11.9 percent to $1.50 in the first half of 1994. Including one-time charges, reported earnings per share were 89 cents in the first half of 1994, compared with $1.27 in the first half of 1993.



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              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
            (Dollars in millions, except per share amounts)


                                          Three Months Ended
                                               June 30             %
                                         1994           1993     Change
                                      (Unaudited)    (Unaudited)

Revenues                               $3,146.4      $2,950.8      6.6%
Operating expenses                      2,400.8       2,302.1      4.3%
Operating income                          745.6         648.7     14.9%
Other (income) expense, net               (35.5)        (27.4)    29.6%
Interest expense                          110.3         118.1
(6.6)%
Income before income taxes                670.8         558.0     20.2%
Income taxes                              224.2         168.4     33.1%
Net income                             $  446.6      $  389.6     14.6%

Average common shares
   outstanding  (000)  (1)              548,635       543,372      1.0%

Earnings per common share  (1)            $0.81         $0.72     12.5%

Dividends declared per
   common share  (1)                      $0.48         $0.46      4.3%


(1) All 1993 share and per share data have been restated to reflect the two-for-one stock split effective December 31, 1993.

                                          Six Months Ended
                                               June 30             %
                                         1994 (1)       1993 (1) Change
                                      (Unaudited)    (Unaudited)

Revenues                               $6,136.8      $5,747.3      6.8%
Operating expenses  (2)                 5,250.3       4,504.6     16.6%
Operating income                          886.5       1,242.7
(28.7)%
Other (income) expense, net  (3)          (68.4)         (8.1)     n/a
Interest expense                          215.5         237.6
(9.3)%
Income before income taxes                739.4       1,013.2
(27.0)%
Income taxes                              249.0         323.6
(23.1)%
Net income                             $  490.4      $  689.6
(28.9)%

Average common shares
   outstanding  (000)  (4)              547,995       542,526      1.0%

Earnings per common share  (4)            $0.89         $1.27
(29.9)%

Dividends declared per
   common share  (4)                      $0.96         $0.92      4.3%

(1) Income before one-time charges rose 13.2 percent to $823.2 million from $726.9 million for the six months of 1993. Earnings per common share before one-time charges grew 11.9 percent to $1.50, up from $1.34 in the first six months of 1993. See notes 2 and 3 for details of one-time charges.

(2) First quarter 1994 results included a $530.0 million pretax charge ($332.8 million after tax or $0.61 per share) related to workforce restructuring.

(3) First quarter 1993 results included a $42.3 million pretax charge ($37.3 million after tax or $0.07 per share) related to restructuring at Telecom Corporation of New Zealand.

(4) All 1993 share and per share data have been restated to reflect the two-for-one stock split effective December 31, 1993.




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                 CONDENSED CONSOLIDATED BALANCE SHEETS
                         (Dollars in millions)


                                                                Change
                                                                 from
                                        June 30       Dec. 31  Dec. 31
                                          1994          1993     1993
ASSETS                                 (Unaudited)

Current assets                        $ 2,642.9     $ 2,626.7   $ 16.2
Property, plant and equipment          17,170.0      17,366.1   (196.1)
Investments, primarily International    1,234.8       1,219.0     15.8
Other assets and deferred charges       2,444.4       2,215.9    228.5
Total assets                          $23,492.1     $23,427.7   $ 64.4


LIABILITIES AND SHAREOWNERS' EQUITY

Debt maturing within one year         $ 2,249.4     $ 2,601.6  ($352.2)
Other current liabilities               3,154.5       3,083.7     70.8
Long-term debt                          4,492.2       4,090.4    401.8
Deferred credits and
   other long-term liabilities          5,594.7       5,807.4   (212.7)
Shareowners' equity                     8,001.3       7,844.6    156.7
Total liabilities and
   shareowners' equity                $23,492.1     $23,427.7   $ 64.4



                 SELECTED FINANCIAL AND OPERATING DATA
                              (Unaudited)
                         (Dollars in millions)


                                        June 30       June 30      %
                                         1994          1993      Change

Debt ratio                                45.7%         47.7%      n/a
Customer lines (000's)                  17,875        17,275       3.5%
Employees                               66,593        69,541
(4.2)%
Telephone company employees             57,924        61,774
(6.2)%
Customer lines per telephone
   company employee                        309           280      10.4%

Return to average
   equity - annualized    Qtr.            22.2%         21.0%      n/a
                          YTD             16.3% (1)     18.9%      n/a
Return to average total
   capital - annualized   Qtr.            14.4%         13.4%      n/a
                          YTD             11.2% (1)     12.3%      n/a

Construction activity     Qtr.          $456.7      $  538.3
(15.2)%
                          YTD           $894.2      $1,029.3     (13.1)

(1) Adjusted for the first quarter 1994 after tax workforce restructuring charge of $332.8 million.


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                               SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 21, 1994
                                   AMERITECH CORPORATION

                                   By /s/ Bruce B. Howat
                                   Bruce B. Howat
                                   Secretary